UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 12, 2025, Alkermes plc (the “Company”) sent an email to employees in connection with the Company’s 2025 annual general meeting of shareholders. A copy of the communication can be found below.

Dear Colleagues,

Each year around this time, Alkermes holds its annual general meeting of shareholders (the Annual Meeting). In connection with the 2025 Annual Meeting, we published our Proxy Statement, a copy of which may be found by clicking here.

The Proxy Statement contains a series of proposals for our shareholders to consider and on which we ask that our shareholders vote. It also contains our Board’s recommendation as to how to vote on each proposal.

I am writing to encourage you to exercise your rights as a shareholder of Alkermes and vote your Alkermes shares before our 2025 Annual Meeting, which is being held on May 21, 2025. All employees who owned shares of Alkermes on March 14, 2025 (known as the ‘Record Date’ for the Annual Meeting) are entitled to vote.

Your vote is very important to Alkermes, and we encourage you to vote as soon as possible. To be counted, your vote must be received by May 20, 2025 at 11:59 p.m. ET (4:59 a.m. IST).

If you have any questions about the proposals in the Proxy Statement or how to vote your shares, please feel free to reach out.

Thank you for your support.